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                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17393, 333-40823 and 333-40825, 333-57231, 333-64429 and
333-68159) pertaining to the Amended and Restated 1994 Stock Option Plan. The 1995 Executive Bonus and Stock Option Plan, the Non-Employee Directors Option Plan, the Original Directors Option Plan, the 1997 Non-Qualified Stock Option Plan, the Engineering Animation, Inc./Sense8 1997 Stock Option Plan, the Engineering Animation, Inc./Sense8 1993 Stock Option Plan, Engineering Animation, Inc./Sense8 Stock Option Contracts, and the Engineering Animation, Inc./Transom 1996 Equity Compensation Plan of Engineering Animation, Inc. of our report dated January 30, 1998, except for Note 16 as to which the date is February 15, 1999, with respect to the consolidated financial statements of Engineering Animation, Inc. included in its Annual Report (Form 10-K/A-2) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 26, 1999